Exhibit 99.1

COOPERATION AGREEMENT

This Cooperation Agreement (the “Agreement”), dated June 21, 2022 (the “Effective Date”), is by and among CalAmp Corp. (the “Company”), and B. Riley Asset Management, LLC and 272 Capital Master Fund Ltd. (together with B. Riley Asset Management, LLC, “BRAM”, together with the Company, the “Parties,” and each a “Party”).

WHEREAS, BRAM submitted a letter to the Company on April 29, 2022 (the “Nomination Letter”) nominating six candidates to be elected to the Company’s Board of Directors (the “Board”) at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”);

WHEREAS, BRAM currently beneficially owns 1,375,465 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, the Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”) and the Board have considered and approved the qualifications of Mr. Wesley C. Cummins (the “BRAM Designee”) and conducted such interviews and other reviews and assessments as they have deemed appropriate.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Board Nomination.

(a)Prior to the execution of this Agreement, the Company (i) has determined the BRAM Designee to be in compliance with all Company Polices (as defined below) necessary to serve as a director on the Board except for the Company’s overboarding policy, for which the Company will expressly waive the BRAM Designee’s compliance pursuant to Section 1(d) of this Agreement and (ii) will take the necessary action to appoint the BRAM Designee to the Board no later than three business days following the execution of this Agreement, with the BRAM Designee to stand as part of the Company’s slate of nominees for election as directors of the Company at the 2022 Annual Meeting and, in connection therewith, the Company shall list the BRAM Designee in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommend that the Company’s stockholders vote in favor of the election of the BRAM Designee and otherwise support the BRAM Designee in a manner no less rigorous and favorable in the aggregate than the manner in which the Company supports its other nominees.

(b)As a condition to the BRAM Designee’s appointment to the Board and nomination for election as a director of the Company at the Company’s 2022 Annual Meeting, BRAM shall, and shall cause the BRAM Designee to, promptly provide to the Company information required to be or customarily disclosed for directors and candidates for directors, in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, and information in connection with assessing eligibility, independence and other criteria applicable to directors or with satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time, including such information as is necessary or appropriate for the Company or its agents to perform a background check in the manner generally performed for non-management directors of the Company, including an executed consent to such background check.

(c)BRAM agrees that at all times while the BRAM Designee is serving as a member of the Board he will (i) meet all director independence and other standards of the Company, of applicable stock exchange listing standards, and of the Securities and Exchange Commission (“SEC”), and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10a-3; and (ii) be qualified to serve as a director under the Delaware General Corporation Law (the “DGCL”). BRAM will promptly advise the Governance and Nominating Committee if, to BRAM’s knowledge, the BRAM Designee ceases to satisfy any of the conditions in the preceding sentence.

(d)At all times while the BRAM Designee serves as a member of the Board, the BRAM Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s codes of ethics and conduct, insider trading policy, anti-hedging policies, Regulation FD-related policies, conflict of interest policies, corporate governance guidelines and other compliance policies that are generally applicable to all Board members (the “Company Policies”) and, subject to the terms of the Confidentiality Agreement (defined below), preserve the confidentiality of Company business, deliberations and information, including materials, discussions or matters considered in connection with meetings of the Board or Board committees to the same extent such confidentiality is required of other directors; provided, however, that the Company expressly waives the BRAM Designee’s compliance with the Company’s overboarding policy with respect to the number of public company boards the BRAM Designee may serve on for as long as the BRAM Designee is a member of the Board. The Company represents and warrants that the applicable Company Policies have been provided to the BRAM Designee, BRAM, and its counsel (other than policies that are trade, compliance or business related policies that are otherwise applicable to all directors) prior to the date hereof.

(e)If the BRAM Designee is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any reason prior to the expiration of the Covered Period (defined below) and at such time BRAM has aggregate beneficial ownership of the shares of Common Stock equivalent to at least fifty percent (50%) of the beneficial ownership of the shares of Common Stock beneficially owned by BRAM as of the date of this Agreement, the Company and BRAM shall cooperate to identify and mutually agree upon a substitute director (the “Replacement Director”), which such director shall be approved by the Governance and Nominating Committee. The Board and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to appoint the Replacement Director to serve as a director of the Company and as a member of each committee on which the BRAM Designee served for the remainder of the BRAM Designee’s term. Effective upon the appointment of the Replacement Director to the Board, such Replacement Director will be considered the BRAM Designee for all purposes of this Agreement from and after such appointment.

(f)The Company’s obligations hereunder shall terminate, and the BRAM Designee shall promptly offer to resign from the Board (and, if requested by the Company,

promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if (i) BRAM ceases to beneficially own at least 1.50% of the Company’s outstanding Common Stock or (ii) there has been a final non-appealable judicial determination that BRAM has materially breached any of the terms of this Agreement (including materially breaching or ceasing to satisfy the conditions set forth in clauses 1(b), 1(c) or 1(d) above), and in any case has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice from the Company of such determination (each, a “Triggering Event”). BRAM agrees to cause the BRAM Designee to resign from the Board if the BRAM Designee fails to resign if and when requested by the Company upon the occurrence of a Triggering Event, represents and warrants that it has the power to cause such resignation and that the BRAM Designee has agreed to resign (and that he would not be entitled to continued board service if such resignation is accepted by the Board) in such circumstances and further agrees that the Board may treat the BRAM Designee as not validly on the Board in the event of a Triggering Event where the BRAM Designee fails to resign or BRAM fails to cause his resignation in accordance with this clause (f). BRAM will apprise the Company promptly upon the occurrence of any known Triggering Event. All equity awards that remain deferred or unvested upon the BRAM Designee’s resignation from the Board in connection with a Triggering Event shall be deemed forfeited by the BRAM Designee.

(g)Without limiting the applicability of clause (d) above or the Company’s application of such items to the BRAM Designee, until the earlier of (i) the occurrence of a Triggering Event or (ii) expiration of the Covered Period, the Company will not alter its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Amended and Restated Bylaws or alter or adopt any of the Company’s policies, procedures, processes, codes, rules, standards and guidelines in any manner which would disqualify the BRAM Designee from serving as a member of the Board or would materially interfere with his ability to participate in Board matters (other than adopting any retirement age, overboarding policy or similar policy of general applicability to all directors that is consistent with the policies of at least 50% of the S&P 500, Institutional Shareholder Services and Glass Lewis and is not intended to disqualify the BRAM Designee).

2.Standstill.

(a)BRAM hereby irrevocably withdraws the Nomination Letter and further agrees that during the Covered Period, unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the BRAM Designee, it shall not, and shall cause each of its controlling and controlled Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (including for the avoidance of doubt any of its directors, officers, partners (other than limited partners) and personnel) (collectively, the “BRAM Affiliates” and each individually, a “BRAM Affiliate”) not to, directly or indirectly (including without limitation through its advisors, agents, representatives or third parties acting at its direction), in any manner, alone or in concert with others:

i.(A) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, knowingly encourage or knowingly influence any person with respect to the voting of any securities of the Company including for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, (B) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or disclose to Third Parties (defined below) its voting intentions or votes as to matters submitted to a stockholder vote, or (C) initiate, encourage or participate in any “withhold” or similar campaign, directly or indirectly;

ii.(A) form, join, knowingly encourage, knowingly influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) or other group of investors with any persons who are not BRAM Affiliates with respect to the Company or its securities or (B) agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

iii.acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in BRAM (together with the BRAM Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 10% in the aggregate of the shares of Common Stock outstanding at such time without prior board approval; provided that nothing herein will require Common Stock to be sold to the extent BRAM and the BRAM Affiliates, collectively, exceeds the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Common Stock;

iv.other than in open market broker sale transactions or in underwritten public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by BRAM or any BRAM Affiliates to any person or entity not a party to this Agreement, member of the Board, or officer of the Company, or a BRAM Affiliate (a “Third Party”), that would result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time, except in a transaction approved by the Board;

v.engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including,

without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Company’s securities;

vi.(A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board or management, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise; or (G) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement against the Company;

vii.knowingly take any action in support of a proposal or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of the Company or sale, spinoff, splitoff or other similar separation of one or more business units, (C) any other change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Certificate of Incorporation or Amended and Restated Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

viii.make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

ix.enter into any negotiations, agreements, arrangements, or understandings (whether written or oral) with any Third Party to take any action that BRAM is prohibited from taking pursuant to this Section 2(a);

x.other than with respect to the BRAM Designee as not prohibited under (and in accordance with) the Company Policies, initiate discussions with any employee of the Company other than the Chief Executive Officer as set forth in the proviso below regarding permitted private communications; or

xi.request, directly or indirectly, any amendment or waiver of the foregoing other than through private, non-public requests that are not intended to, and would not reasonably be expected to, require any public disclosure.

The restrictions in this Section 2(a) shall terminate automatically upon any material breach by the Company of its obligations under Section 1 of this Agreement (including, without limitation, a failure to appoint the BRAM Designee or the Replacement Director, as applicable, to the Board in accordance with Section 1), upon ten (10) business days’ written notice by BRAM to the Company if such breach has not been cured within such notice period.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including but not limited to the restrictions in this Section 2(a)) will prohibit or restrict BRAM or the BRAM Affiliates from (A) communicating privately with the Company’s Chief Executive Offer and any member of the Board including the BRAM Designee so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (B) making any public or private statement or announcement with respect to any Extraordinary Transaction that is publicly announced by the Company or the counterparty to such Extraordinary Transaction or (C) making any factual statement to comply with any subpoena, legal requirement, or other legal process or to respond to a request for information from any governmental authority with jurisdiction over such person from whom information is sought or making any regulatory filing required pursuant to the Exchange Act or any other applicable regulatory regime.  For the purposes of this Agreement, “Extraordinary Transaction” shall mean any tender offer, exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, sale, spinoff, splitoff or other similar separation of one or more business units, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets).  Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the BRAM Designee in the exercise of his fiduciary duties.

(b)During the Covered Period, BRAM shall (i) cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any of the BRAM Affiliates, to be present for quorum purposes and to be voted, at the Company’s annual and special stockholder meetings and at any adjournments or postponements thereof, and (ii) vote in favor of all directors nominated by the Board for election at any such meeting (including the BRAM Designee as applicable), in accordance with the Board’s recommendations with respect to management-sponsored proposals that relate to auditor ratification, an advisory vote on executive compensation, or the approval of equity plans, against any directors not nominated and recommended for election by the Board and against stockholder proposals seeking the removal of any member of the Board; provided, that BRAM and the BRAM Affiliates shall be permitted to vote in its sole discretion on any proposal with respect to an Extraordinary Transaction.

(c)Nothing in this Agreement shall limit deliberations that may be had by the BRAM Designee with the Board acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company (it being understood and agreed that none of the BRAM Affiliates shall seek to do indirectly through the BRAM Designee anything that would be prohibited if done directly by any of the BRAM Affiliates).

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, “BRAM Affiliates” shall not be deemed to include B. Riley Financial, Inc. or any of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) with the exception of BRAM and any funds and/or accounts managed by BRAM, provided, that B. Riley Financial, Inc. and its Affiliates or Associates (not including BRAM and any funds or accounts managed by BRAM) are not acting on behalf of or in concert with BRAM and any funds and/or accounts managed by BRAM with respect to the Company.

3.	Representations of the Company and BRAM.

(a)Representations of the Company. The Company represents and warrants as follows: (i) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to the Company, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

(b)Representations of BRAM. BRAM represents and warrants as follows: (i) BRAM has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by BRAM, constitutes a valid and binding obligation and agreement of BRAM and is enforceable against BRAM in accordance with its terms; (iii) the execution of this Agreement by BRAM does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to BRAM, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound; (iv) BRAM, together with the BRAM Affiliates, beneficially owns, directly or indirectly, an aggregate of 1,375,465 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by BRAM and the BRAM Affiliates; and (v) the BRAM Designee (A) is “independent” under applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act and the Company’s categorical independence criteria and (B) is not an “interested person” as defined in the Investment Company Act of 1940, as amended, of BRAM or its Affiliates.

4.	Mutual Non-Disparagement.

(a)From the Effective Date and continuing until the later of (i) the expiration of the Covered Period and (ii) the date on which the BRAM Designee ceases to be a member of the Board, BRAM agrees that neither it, the BRAM Affiliates nor, if acting at the direction of or on behalf of BRAM or the BRAM Affiliates, any of its directors, partners, members, managers, officers, or employees (collectively, the “BRAM Representatives”) will, and it will cause each of the BRAM Affiliates and BRAM Representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, knowingly encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview), to malign, harm, disparage, defame or damage the reputation or good name of the Company, any of the Company’s affiliates, subsidiaries and, if acting at the direction of or on behalf of the Company, its or their respective directors, partners, members, managers, officers or employees (collectively, the “Company Representatives”) or the Company’s business.

(b)From the Effective Date and continuing until the later of (i) the expiration of the Covered Period and (ii) the date on which the BRAM Designee ceases to be a member of the Board, the Company agrees that neither it nor any of its controlled or controlling Affiliates or Associates or Company Representatives will, and it will cause each of its controlled or controlling Affiliates and Associates and Company Representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, knowingly encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview), to malign, harm, disparage, defame or damage the reputation or good name of BRAM, any BRAM Representative or BRAM’s businesses.

(c)Nothing in this Agreement shall prohibit any Party from (i) communicating, on a confidential basis, with attorneys, accountants, or financial advisors; (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over BRAM, the BRAM Affiliates or the Company or any of its subsidiaries, as the case may be (so long as such action does not arise as a result of or would otherwise constitute a breach of this Agreement); (iii) complying with any subpoena or other applicable legal process; or (iv) enforcing such Party’s rights under this Agreement; provided, however, that in the event that disclosure of a disclosing Party’s confidential information is required pursuant to clauses (ii) or (iii) above, the recipient Party shall provide prompt prior written notice thereof to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent the disclosure or, in the disclosing Party’s sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the disclosing Party does not waive compliance with the terms of this Agreement, the recipient Party will furnish only the portion of the confidential information which recipient Party is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the confidential information.

5.	Termination.

(a)This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the earlier of (A) the date that is thirty (30) calendar days prior to the notice deadline (the “Notice Deadline”) under the Company’s Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) (which date shall be extended through the date of the 2023 Annual Meeting as long as (i) the Company informs the BRAM Designee, in writing, at least forty five (45) calendar days prior to the Notice Deadline of the Company’s intention to re-nominate him for election to serve as a director of the Company at the 2023 Annual Meeting and (ii) the BRAM Designee, at least thirty (30) calendar days prior to the Notice Deadline, expressly accepts, in writing, such re-nomination) and (B) the election to terminate this Agreement by the non-breaching Party, upon a final non-appealable judicial determination that BRAM or the Company has materially breached any of the terms of this Agreement and has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice of such determination.

(b)The provisions of Section 2, Section 4, this Section 5, and Sections 7 through 15 of this Agreement (and, for the avoidance of doubt, the Confidentiality Agreement in accordance with the terms set forth therein) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.

6.	Public Announcement and SEC Filing.

(a)The Company shall file promptly a Form 8-K reporting the material terms of this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.

(b)BRAM shall promptly file an amendment to its Schedule 13D with respect to the Company filed with the SEC on May 26, 2022 (the “B. Riley Schedule 13D”) reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder.

(c)Following the execution of this Agreement, the Company and BRAM shall promptly issue the mutually agreed upon joint press release (the “Press Release”) in the form attached as Exhibit A.

7.Confidentiality Agreement. The Company and BRAM confirm they have entered into a confidentiality agreement dated June 8, 2022 (the “Confidentiality Agreement”) with respect to certain matters.

8.Miscellaneous. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages.

Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief. Furthermore, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action arising out of this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury, and (d) each of the Parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such Parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9.Expenses. The Company shall reimburse BRAM for its reasonable, documented out-of-pocket legal fees and expenses incurred in connection with the 2022 Annual Meeting and the negotiation and execution of this Agreement, not to exceed $110,000.

10.Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by email, when such email is transmitted to the email address set forth below and the appropriate confirmation is received:

if to the Company, to:	CalAmp Corp. 15635 Alton Parkway Suite 250 Irvine, CA 92618 Attention: Chief Legal Officer Email: rscott@calamp.com
if to the B. Riley Group, to:	B. Riley Asset Management, LLC 3811 Turtle Creek Boulevard Suite 2100 Dallas, TX 75219 Attention: Wes Cummins Email: wcummins@brileyfin.com

12.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13.Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

14.No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

15.Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CALAMP CORP.

By:	/s/ Jeffrey R. Gardner
Name:	Jeffrey R. Gardner
Title:	President & CEO

B. RILEY ASSET MANAGEMENT, LLC

By:	/s/ Wes Cummins
Name:	Wes Cummins
Title:	President

272 CAPITAL MASTER FUND LTD.

By: B. Riley Asset Management, LLC

By:	/s/ Wes Cummins
Name:	Wes Cummins
Title:	President

[Signature Page to Cooperation Agreement]

Exhibit A - Form of Press Release

CalAmp Appoints Wes Cummins to Board of Directors

IRVINE, Calif., June 21, 2022 (GLOBE NEWSWIRE) -- CalAmp (Nasdaq: CAMP), a connected intelligence company helping people and organizations improve operational performance with a data-driven solutions ecosystem, today announced the appointment of Wes Cummins, Founder and Chief Executive Officer of B. Riley Asset Management, LLC (“BRAM”), to its Board of Directors (the “Board”), effective immediately.  In connection with today’s announcement, CalAmp has entered into a cooperation agreement with BRAM and one of its managed funds.

“We are pleased to welcome Wes to the CalAmp Board, and believe his background as a technology investor and unique insight into our industry will bring valuable perspective into our boardroom,” said Amal Johnson, Chair of the CalAmp Board of Directors.“ Wes’ appointment also reflects the Board’s appreciation of stockholder viewpoints and ongoing commitment to acting in the best interest of the Company and all stockholders. We look forward to working with Wes as we continue to execute on our strategy to meet the growing demand for telematics solutions, advance our transformation, increase profitability and deliver value.”

Mr. Cummins brings to CalAmp more than 20 years of experience as a technology investor, as well as extensive board and leadership experience. He currently serves as President of BRAM as well as Chief Executive Officer and Chairman of the Board of Applied Blockchain, Inc.  Mr. Cummins previously served as Chief Executive Officer of 272 Capital LP, a registered investment advisor which focused primarily on investing in technology hardware, software and service companies, which he founded in 2020.  Mr. Cummins' extensive public board experience includes current directorships on the boards of directors of Sequans Communications and Vishay Precision Group, Inc. and previously as a member of the board of directors of Telenav, Inc. until 2021.

Wes Cummins said, “I appreciate the constructive discussions with the Board and management team and am excited to join CalAmp’s Board at a pivotal moment in the Company’s transformation journey. CalAmp is well positioned to extend its leadership pioneering data-driven solutions worldwide and I look forward to leveraging my expertise to enhance its strategic path forward.”

Pursuant to the agreement, BRAM has agreed to customary voting and standstill provisions. The Agreement between CalAmp and BRAM will be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) as an exhibit to the Current Report on Form 8-K.

About CalAmp

CalAmp (Nasdaq: CAMP) is a connected intelligence company that helps people and businesses work smarter. We partner with transportation and logistics, industrial equipment, government and automotive industries to deliver insights that enable businesses to make the right decisions. Our applications, platforms and smart devices allow them to track, monitor and recover their vital assets with real-time visibility that reduces costs, maximizes productivity and improves safety. Headquartered in Irvine, California, CalAmp has been publicly traded since 1983. We have nearly one million software and services subscribers and over 20 million products installed worldwide. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our sale of LoJack North America operations; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

CalAmp Media Inquiries

Edward Lin

Merritt Group

+1 240.994.3027

lin@merrittgrp.com

CalAmp Investor Inquiries

Leanne K. Sievers

Shelton Group

+1 949.224.3874

sheltonir@sheltongroup.com